UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2021

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	001-36568	52-2383166
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15 West Scenic Pointe Drive Suite 100

Draper, Utah 84020

(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HQY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 4, 2021, HealthEquity, Inc., a Delaware corporation (“HealthEquity”), entered into a Custodial Transfer and Asset Purchase Agreement (the “Purchase Agreement”) with Health Savings Administrators L.L.C., a Virginia limited liability company (“HealthSavings Administrators”), FPS Trust Company, LLC, a Colorado limited liability company (“Custodian”) and Bluff Point Associates Corp., a Delaware corporation (“Bluff Point”). Capitalized terms used and not defined herein shall have the meanings set forth in the Purchase Agreement.

The Purchase Agreement contemplates, among other things, a transfer to HealthEquity of approximately $1.3 billion of HSA assets held in approximately 87,500 HSAs on March 2, 2022, or such other date as may be mutually agreed by the parties (the “Conversion Date”). The Purchase Agreement provides that HealthEquity will, on the Conversion Date, pay an aggregate purchase price of $60 million (the “Purchase Price”), subject to a post-Closing purchase price adjustment based on the Average Value (as defined in the Purchase Agreement) of HSA assets actually transferred, as consideration for its acquisition of the exclusive right to act as trustee and custodian of the HSAs, including all Account Assets contained therein, and the acquisition of certain intellectual property (the “Acquisition”) and the assumption of certain specified obligations.

Consummation of the transactions contemplated by the Purchase Agreement, including the Acquisition (the “Transactions”), is subject to satisfaction of certain conditions at the Conversion Date, including, without limitation (i) the nonexistence of any governmental order prohibiting or materially or adversely affecting the consummation of the Transactions, (ii) HealthEquity and HealthSavings Administrators entering into an intellectual property assignment agreement and an assignment and assumption agreement in the forms attached to the Purchase Agreement and (iii) the execution and delivery of certain customary closing certificates. HealthEquity, HealthSavings Administrators and Custodian will also enter into a transition services agreement to be effective as of the Conversion Date, pursuant to which HealthSavings Administrators and Custodian will provide to HealthEquity certain transition, migration and separation services. The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type, including representations and warranties by the parties, among other things, regarding their respective (i) corporate organization, (ii) authority to enter into the Purchase Agreement and perform their obligations thereunder and (iii) compliance with law. The Purchase Agreement also contains post-closing indemnification obligations subject to certain de minimis, deductible and cap limitations and time limitations with respect to recovery for losses.

The Purchase Agreement contains certain customary termination rights prior to the Closing for both HealthEquity and HealthSavings Administrators, including a right by either party to terminate the Purchase Agreement if the Closing is not consummated by March 2, 2022 and a right for either party to terminate the Purchase Agreement if prior to February 18, 2022 the Standard & Poor’s 500 stock market index (the “S&P 500”) closes 25% or more higher (for HealthEquity) or lower (for HealthSavings Administrators) than the value of the S&P 500 on date of the Purchase Agreement.

In consideration of the Purchase Price, HealthSavings Administrators, Custodian and two of Custodian’s affiliates have agreed to customary non-competition provisions preventing their participation in certain competitive activities, including HealthSavings Administrators’, Custodian’s and the affiliates’ engaging in the business of administering or acting as trustee or custodian for Health Savings Accounts in the United States for a period of five years following the Conversion Date, with respect to HealthSavings Administrators, and for a period of two years following the Conversion Date, with respect to Custodian and its affiliates. In addition, HealthSavings Administrators, Custodian and Bluff Point will be bound by customary non-interference obligations for a period of five years following the Conversion Date.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in HealthEquity’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 1.02     Termination of a Material Definitive Agreement.

As previously disclosed, on September 7, 2021, HealthEquity entered into a VEBA Asset Purchase Agreement (the “VEBA Purchase Agreement”) with MII Life Insurance, Incorporated d/b/a Further (“MII Life”) and Further Operations, LLC (formerly Viking Acquisition Corp.) (“Buyer”), which provided for (1) the transfer of all cash balances and investment assets included in any voluntary employee beneficiary association (“VEBA”) account that is funding a health reimbursement arrangement (either Section 501(c)(9) trusts or Section 115 trusts) to Buyer (or its designee) and (2) the transfer to Buyer (or its designee), or termination, in each case as provided therein, of all Contracts related exclusively thereto, for a maximum purchase price payable by Buyer to MII Life of $45,000,000. On December 3, 2021, HealthEquity, MII Life and Buyer entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the VEBA Purchase Agreement effective immediately in accordance with its terms. Neither HealthEquity, MII Life nor Buyer owes a fee to the other in connection with the termination.

The foregoing description of the VEBA Purchase Agreement and the Termination Agreement are subject to, and qualified in their entirety by, the full text of the VEBA Purchase Agreement, which was filed as Exhibit 2.2 to the Current Report on Form 8-K filed by HealthEquity on September 8, 2021, and the full text of the Termination Agreement, which is attached hereto as Exhibit 1.2, and each of which is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits attached hereto and incorporated herein by reference contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Transactions and the timing of the Transactions. All statements other than statements of historical fact that address activities, events or developments that HealthEquity expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements reflect current expectations regarding future events, results or outcomes, and are typically identified by words such as “will”, “shall” or similar expressions that convey the prospective nature of events or outcomes. Factors that could cause actual results to differ include, but are not limited to: the conditions to the completion of the Transactions; the ability of HealthEquity to successfully integrate the acquired assets into HealthEquity’s current business; that such integration may be more difficult, time-consuming or costly than expected; and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with customers or vendors) may be greater than expected following the Transactions or the public announcement of the Transactions. Although HealthEquity believes the expectations reflected in the forward-looking statements are reasonable, HealthEquity gives no assurance these expectations will prove to be correct. Actual events, results and outcomes may differ materially from expectations due to a variety of known and unknown risks, uncertainties and other factors, including those described above. For a detailed discussion of other risk factors, please refer to the risks detailed in HealthEquity’s filings with the Securities and Exchange Commission, including, without limitation, HealthEquity's most recent Annual Report on Form 10-K and subsequent periodic and current reports. HealthEquity undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing views as of any date subsequent to the date of this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Custodial Transfer and Asset Purchase Agreement, dated as of December 4, 2021 by and among HealthEquity, Inc., Health Savings Administrators, L.L.C., FPS Trust Company, LLC and Bluff Point Associates Corp.*

1.2	Termination Agreement, dated as of December 3, 2021 by and among HealthEquity, Inc., MII Life Insurance, Inc., and Further Operations, LLC (fka Viking Acquisition Corp.).

104	Cover Page Interactive Data File (formatted in Inline XBRL)

_______________

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. HealthEquity hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	December 6, 2021	HealthEquity, Inc.

By:	/s/ Tyson Murdock

Name:	Tyson Murdock

Title:	Executive Vice President and Chief Financial Officer